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                                   EXHIBIT A
                                   ---------

                         AGREEMENT AS TO JOINT FILING

       Pursuant to Regulation Section 240.13d-1(k)(1)(iii), the undersigned acknowledge and agree that the attached Amendment No. 1 to Schedule 13D relating to International Aircraft Investors is being filed on behalf of each of the undersigned.

Dated:  May 15, 2000                           KEY COLONY FUND, L.P.



                                               By:   /s/ Alex R. Lieblong
                                               Name: Alex R. Lieblong
                                               Title:   General Partner



                                               LIEBLONG TRANSPORT, INC.



                                               By:   /s/ Alex R. Lieblong
                                               Name: Alex R. Lieblong
                                               Title:   President

                                               PAUL SPANN



                                               /s/ Paul Spann


                                               ALEX R. LIEBLONG



                                               /s/ Alex R. Lieblong